EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) dated as of May 20, 2004, is by and among VINTAGE PETROLEUM, INC., a Delaware corporation (the “Borrower”), each Lender (as defined in the Credit Agreement referred to below), BANK OF MONTREAL, acting through certain of its U.S. branches or agencies, individually and as administrative agent (in such capacity, together with its successors in such capacity, the “Agent”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as syndication agent, and FLEET NATIONAL BANK, SOCIÉTÉ GÉNÉRALE and THE BANK OF NEW YORK, as co-documentation agents.

R E C I T A L S:

WHEREAS, the Borrower, each Lender then a party, the Agent and the Issuer have heretofore entered into that certain Credit Agreement dated as of May 2, 2002, as amended by (i) that certain First Amendment to Credit Agreement dated as of May 24, 2002 (“First Amendment”) and (ii) that certain Second Amendment to Credit Agreement dated as of May 12, 2003 (“Second Amendment”) (such Credit Agreement, as amended by the First Amendment, Second Amendment and as otherwise amended to the date hereof, the “Credit Agreement”) pursuant to which the Lenders have agreed to make revolving loans available to, and to participate in letters of credit for the benefit of, the Borrower upon the terms and provisions stated therein; and

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein; and

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

Section 2. Amendments to Credit Agreement. The following amendments shall become effective as of the date hereof upon the satisfaction of the conditions set forth in Section 4 hereof.

(a) The definition of “Stated Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“ “Stated Maturity Date” means May 2, 2008.”

(b) The definition of “LIBO Rate Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by replacing the existing pricing grid with the following pricing grid:

Ratio of Borrowing Base Debt to Borrowing Base	LIBO Rate Applicable Margin
Greater than or equal to 90%	2.000%
Greater than or equal to 66.6% and less than 90%	1.750%
Greater than or equal to 33.3% and less than 66.6%	1.500%
Less than 33.3%	1.250%

(c) The definition of “Revolving Loan Letter of Credit Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by replacing the existing pricing grid with the following pricing grid:

Ratio of Borrowing Base Debt to Borrowing Base	Letter of Credit Applicable Margin
Greater than or equal to 90%	2.000%
Greater than or equal to 66.6% and less than 90%	1.750%
Greater than or equal to 33.3% and less than 66.6%	1.500%
Less than 33.3%	1.250%

(d) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition of “Commitment Fee Rate” in appropriate alphabetical order:

“ “Commitment Fee Rate” means, on any date for which it is determined prior to the Revolving Period Commitment Termination Date and on which the ratio (expressed as a percentage) of the outstanding principal of Borrowing Base Debt, including any Revolving Loans outstanding and Revolving Loan Letter of Credit Outstandings, to the Borrowing Base then in effect shall equal those ratios set forth below, the percentage set forth opposite such ratio:

Ratio of Borrowing Base Debt to Borrowing Base	Commitment Fee Rate
Greater than or equal to 66.6%	0.500%
Less than 66.6%	0.375%

Changes in the Commitment Fee Rate shall occur automatically with a change in such ratio of the Borrowing Base Debt to the Borrowing Base.

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(e) Section 2.1.6(ii) of the Credit Agreement is hereby amended by deleting the reference to “$350,000,000” and replacing such reference with “$400,000,000”.

(f) Section 3.3.1 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“ SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower’s inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Period Commitment Termination Date, a commitment fee equal to the Commitment Fee Rate multiplied by each Lender’s Percentage of the average daily unused portion of the Maximum Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing on June 1, 2002, and ending on the Revolving Period Commitment Termination Date.

(g) Section 7.2.4 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“ SECTION 7.2.4. Financial Condition. The Borrower will not permit: (a) its Tangible Net Worth to be less than the sum of $300,000,000 plus 75% of the proceeds from third parties of the sale by the Borrower and its Subsidiaries of securities (other than securities constituting Indebtedness) occurring after December 31, 2003 net of reasonable incidental, brokerage, underwriting and legal costs actually paid to third parties in connection therewith, less any after tax impairment writedowns and accumulated net charges to net income or Comprehensive Income required by FAS 133, GAAP or by the Securities and Exchange Commission occurring after December 31, 2003; and (b) its Current Ratio as of the end of any Fiscal Quarter to be less than 1:1; provided that for purposes of the Current Ratio, (x) any unused portion of the Revolving Period Commitment Amount will be deemed a current asset and (y) liabilities required by FAS 133 shall be excluded from current liabilities.”

(h) Section 7.2.14 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“ SECTION 7.2.14. Limitation on Hedging Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into Hedging Agreements in respect of Hydrocarbons that with respect to any calendar year cover in the aggregate more than 85% of the projected production attributable to the Borrower’s and its Subsidiaries’ then proved Oil and Gas Properties located in the United States and Canada.”

Section 3. Determination of Borrowing Base. Subject to Sections 2.7.3, 2.7.4 and 2.7.5 of the Credit Agreement, by execution of this Amendment, each of the Agent, the Applicable Lenders and the Borrower agrees during the period from the date hereof to the date of the next redetermination of the Borrowing Base that the Borrowing Base will equal $325,000,000.

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Section 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Executed Amendment. The Agent shall have received a counterpart of this Amendment duly executed by the Borrower, the Agent and the Lenders.

(b) Payment of Fees. The Agent shall have received: (i) an amendment fee for the account of each Lender executing this Amendment and returning its signature page to the Agent in the amounts set forth in that certain letter, dated April 29, 2004 from the Agent to the Vintage Petroleum, Inc. Lender Group and (ii) such other fees otherwise agreed in writing by the Borrower.

Section 5. Representations and Warranties. To induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article VI of the Credit Agreement (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

(a) The execution, delivery and performance by the Borrower of this Amendment and each other Loan Document executed or to be executed by it, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Borrower’s Organic Documents; (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or (c) result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties.

(b) This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c) No Default has occurred and is continuing.

Section 6. Reaffirmation of Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, and the other Loan Documents are hereby ratified, approved and confirmed in each and every respect and shall continue in full force and effect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

Section 7. Expenses. The Borrower agrees to pay on demand all expenses set forth in Section 10.3 of the Credit Agreement.

Section 8. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the

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Mortgages”, “the Guaranty”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage, the Guaranty or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10. Governing Law; Entire Agreement. THIS AMENDMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Amendment, the Credit Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Section 11. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns in the manner provided in the Credit Agreement.

Section 12. Headings. The various headings of this Amendment and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or such other Loan Document or any provisions hereof or thereof.

Section 13. No Oral Agreements. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

VINTAGE PETROLEUM, INC.

By:	/s/ William C. Barnes
Name:	William C. Barnes
Title:	Executive Vice President and Chief Financial Officer

BANK OF MONTREAL, acting through its U.S. branches and agencies, including initially its Chicago, Illinois branch, as Agent and Lender

By	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Syndication Agent and Lender

By	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

FLEET NATIONAL BANK, as Co- Documentation Agent and Lender

By	/s/ Allison Rossi
Name:	Allison Rossi
Title:	Director

SOCIÉTÉ GÉNÉRALE, as Co-Documentation Agent and Lender

By	/s/ Stephen W. Warfel
Name:	Stephen W. Warfel
Title:	Vice President

THE BANK OF NEW YORK, as Co- Documentation Agent and Lender

By	/s/ Raymond J. Palmer
Name:	Raymond J. Palmer
Title:	Vice President

CALYON NEW YORK BRANCH, successor to Credit Lyonnais New York Branch, as Lender

By:	/s/ Oliver Audemard
Name:	Oliver Audemard
Title:	Managing Director

[SIGNATURE PAGE INTENTIONALLY OMITTED]

BANK OF OKLAHOMA, N.A., as Lender

By:	/s/ Pam P. Schloeder
Name:	Pam P. Schloeder
Title:	Senior Vice President

FORTIS CAPITAL CORP., as Lender

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Senior Vice President

By:	/s/ Darrell W. Holley
Name:	Darrell W. Holley
Title:	Managing Director

UNION BANK OF CALIFORNIA, N.A., as Lender

By:	/s/ Kimberly Coll
Name:	Kimberly Coll
Title:	Assistant Vice President

By:	/s/ Ali Ahmed
Name:	Ali Ahmed
Title:	Vice President

LOCAL OKLAHOMA BANK, as Lender

By:	/s/ Robert O. Laird
Name:	Robert O. Laird
Title:	Vice President

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